Exhibit 10.1

MERGER AGREEMENT

THIS merger AGREEMENT (this "Agreement"), entered into this 6th day of November 2014, by, between and among Arkadia International, Inc., a Nevada corporation ("Purchaser"), Freedom Leaf, Inc., a Nevada corporation ("Seller"), and Clifford Perry, an individual and controlling stockholder of Seller ("Stockholder");

W I T N E S S E T H T H A T:

WHEREAS, Purchaser and Seller desire to merge with the Purchaser being the surviving corporation; and

WHEREAS, Purchaser desires to change its name after the consummation of this Agreement to “Freedom Leaf, Inc.;”

NOW, THEREFORE, in consideration of the agreements of the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            MERGER OF THE PURCHASER AND SELLER.

1.1            Plan of Merger. On the Closing Date (as hereinafter defined) the parties hereto shall enter into the Plan of Merger attached as Exhibit A hereto and made a part hereof.

1.2            Closing; Transaction Date. (a) This Agreement and the other documents, agreements, securities, and all other instruments required to be executed or delivered or cash amounts required to be paid in connection herewith shall be executed and delivered (the execution and delivery of those instruments being referred to as the "Closing") simultaneously herewith on November 6, 2014 (the "Closing Date"), at the offices of the Seller.

Upon the occurrence of the Closing hereunder in accordance with the terms and conditions hereof, the execution and delivery of this Agreement by the parties hereto and the consummation of the transactions contemplated herein shall be deemed to have been completed as of November 6, 2014.

1.3            Cooperation After Closing. The Stockholder will cooperate with Buyer, at its request, on and after the Closing Date, in furnishing information, evidence, testimony, and other reasonable assistance in connection with any actions, proceedings, arrangements, or disputes relating to adjustment of federal income and other taxes of the Company for all periods prior to the Closing Date and in connection with any such other actions, proceedings, arrangements, or disputes involving the Company or based upon any of the Company's contracts, agreements, acts, or omissions that were in effect or occurred on or prior to the Closing Date.

The Stockholder agrees that he or she will, at any time and from time to time after the Closing Date, upon request of Purchaser, take or cause to be taken such further actions and execute and deliver or cause to be executed and delivered all such further documents as may be reasonably required to consummate the transactions contemplated hereby.

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4.            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER.

Seller and Stockholder jointly and severally represent and warrant, covenant and agree that:

4.1            Organization and Corporate Power. Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases properties, conducts operations, or maintains a stock of goods, with full power and authority (corporate and other) to carry on the business in which it is engaged and to execute and deliver and carry out the transactions contemplated by this Agreement.

4.2            Due Authorization; Effect of Transaction. No provisions of the Certificate of Incorporation or By-Laws of Seller, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Seller is a party or by which Seller is bound, has been or will be violated by the execution and delivery by Seller of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Seller and Stockholder, enforceable in accordance with its terms. Seller is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Articles of Incorporation or By-Laws.

4.3            Financial Statements. Except as set forth on the Disclosure Schedule, Seller has delivered to Purchaser a balance sheet and statement of operations of the Seller at the close of its fiscal year for the year ending June 30, 2014 and (b) its consolidated trial balance for the month of October 2014.

The financial statements specified above, including in each case the notes to such financial statements, are hereinafter sometimes collectively referred to as the "Financial Statements." All of the Financial Statements are true, correct, and complete, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods (except as set forth in such notes or statements) and fairly present the financial condition of Seller and the results of its operations as at the dates thereof and throughout the periods covered thereby. The Financial Statements reflect or provide for all claims against, and all debts and liabilities of, Seller, fixed or contingent, as at the dates thereof, and there has not been any change between the date of the most recent Financial Statements and the date of this Agreement that has materially or adversely affected the business or properties or condition or prospects, financial or other, or results of operations of Seller, and no fact or condition exists or is contemplated or threatened, which might cause any such change at any time in the future.

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4.4            Accounts Receivable. Subject to the bad debt reserve shown in the Financial Statements, all customer and trade notes and accounts receivable owned by Seller on the date of the most recent balance sheet included in the Financial Statements are fully collectible in the aggregate, to the extent of the aggregate face value thereof as indicated on such balance sheet.

4.5            Liabilities. Seller has no liabilities of any nature, whether absolute, contingent, or otherwise, except as set forth in the most recent balance sheet included in the Financial Statements, other than liabilities subsequently incurred in the ordinary course of business. Seller is not in breach or default or in arrears in respect of the terms or conditions of any such liabilities and no waiver or forbearance has been granted by any holder of any such liability with respect to any such liability. All liabilities of Seller, other than the Assumed Liabilities, will be paid in full on or before the Closing Date.

4.6            Capitalization. All of the authorized common stock of the Seller is issued to Clifford Perry and is duly authorized and validly issued, fully paid, and nonassessable.

4.7            Dividends and Distributions. From the end of its most recent fiscal year to the date hereof Seller has not declared or paid any dividend or declared or made any distribution whatsoever to its stockholders, either in cash, stock, or other property, through purchases or redemptions of stock or otherwise.

4.8            Subsidiaries. Seller does not own, directly or indirectly, any of the capital stock of any corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced.

4.9            Leases. Seller has provided all leases to the Purchaser for review and are listed in Schedule 4.9 of the Disclosure Schedule. Each lease is valid, binding, subsisting, and enforceable in accordance with its terms, and neither Seller nor any landlord or lessor is in default or in arrears in the performance or satisfaction of any agreement or condition on its part to be performed or satisfied thereunder, and no waiver or indulgence has been granted by any of the landlords or lessors under those leases. Seller is not the landlord or lessor under any leases of real or personal property.

4.10            Personal Properties. Seller owns and has good and marketable title to all the tangible and intangible personal property and assets, as reflected in the Financial Statements or used by Seller in its business if not so reflected, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character. Seller has provided a list of certain major items of fixed assets and machinery and equipment. None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by Seller as lessee or as conditional sales vendee under any lease or conditional sales contract and none is subject to any title retention agreement. The fixed assets and machinery and equipment, taken as a whole, are in a state of good repair and maintenance and are in good operating condition; inventory is up to normal commercial standards and no inventory that is obsolete or unmarketable is reflected in the most recent balance sheets included in the Financial Statement. All items included in such inventory are covered on the books of Seller, and are valued on the Financial Statement at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis.

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4.11            Employment Arrangements. Except as set forth on the Section 4.11 of the Disclosure Schedule, Seller has no obligation, contingent or otherwise, under any employment agreement, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, retainer or consulting arrangements, pension or retirement plan, bonus or profit-sharing plan, stock option or purchase plan, or other employee contract or non-terminable arrangement (whether or not that arrangement imposes a penalty for termination), group life, health, medical or hospitalization insurance plan or program, or other employee or fringe benefit plan, including vacation plans or programs and sick leave plans or programs. Section 4.11 of the Disclosure Schedule sets forth the basis of funding, and the current status of, any past service liability with respect to any such plan or agreement. Except as set forth on Section 4.11 of the Disclosure Schedule, Seller or its employees are not now and for the past five years have not been subject to or involved in or, to the best of Seller's knowledge, threatened with any union elections, petitions therefor or other organizational activities. Seller has performed all obligations required to be performed under all such agreements, plans, and arrangements and is not in breach of or in default or arrears under the terms thereof.

4.12            Material Contracts and Arrangements. Except as set forth in Section 4.12 of the Disclosure Schedule, Seller has no contract or arrangement, including, without limitation, any commitments or obligations, contingent or otherwise, under any contract or arrangement (i) for the purchase or sale of inventory in excess of $5,000 in any one instance, (ii) for the purchase or sale of supplies, services or other items in excess of $5,000 in any one instance, (iii) for the purchase, sale or lease of any equipment or machinery, (iv) for the performance of service for others in excess of $10,000 in any one instance, or (v) extending beyond December 2016. All contracts of less than $$5,000 do not in the aggregate exceed $50,000. Each of such contracts and arrangements is valid, binding, subsisting, and enforceable in accordance with its terms and Seller has performed all obligations required to be performed under any such contract or arrangement and is not in breach or default or in arrears in any material respect or in any other respect that would permit the other party to cancel such contract or arrangement under the terms thereof. To the best knowledge of Stockholder after due inquiry, each of the contracts, if any, set forth in Section 4.12 of the Disclosure Schedule calling for the performance of services or the sale of inventory can be satisfied or performed by Seller without any loss to it.

4.13            Ordinary Course of Business. Seller, from the date of the balance sheet contained in the most recent Financial Statements to the date hereof,

(a)            has operated its business in the normal, usual, and customary manner in the ordinary and regular course of business;

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(b)            has not sold or otherwise disposed of any of its properties or assets, other than inventory sold in the ordinary course of business;

(c)            except in each case in the ordinary course of business,

(i)            has not amended or terminated any outstanding lease, contract, or agreement,

(ii)           has not incurred any obligations or liabilities (fixed, contingent, or other), and

(iii)          has not entered any commitments;

(d)            has not made any transactions outside the ordinary course of business in its inventory or any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

(e)            has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, and commitments under leases existing on that date or incurred since that date in the ordinary course of business;

(f)            has not mortgaged, pledged, or subjected to lien or any other encumbrances, any of its assets, tangible or intangible;

(g)            has not sold or transferred any tangible asset or cancelled any debts or claims except in each case in the ordinary course of business;

(h)            has not sold, assigned, or transferred any patents, trademarks, trade names, trade secrets, copyrights, or other intangible assets;

(i)            has not increased the compensation payable or to become payable to any of its officers, employees, or agents;

(j)            has not suffered any material damage, destruction, or loss (whether or not covered by insurance) or any acquisition or taking of property by any governmental authority;

(k)            has not waived any rights that individually or in the aggregate exceed $10,000;

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(l)            has not experienced any organized work stoppage or industrial action; or

(m)            has not entered into any other transaction or transactions that individually or in the aggregate are material to Seller, other than in the ordinary course of business.

4.14            Litigation and Compliance with Laws. Section 4.14 of the Disclosure Schedule contains a brief description of all litigation or legal or other actions, suits, proceedings, or investigations, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency, or instrumentality, domestic or foreign, in which Seller or any of its officers or directors, in such capacity, is engaged, or, to the knowledge and belief of Seller and Stockholder, with which Seller or any of its officers or directors is threatened in connection with the business or affairs or properties or assets of Seller. Seller is and at all times since its inception has been in compliance with all laws and governmental rules and regulations, domestic and foreign, and all requirements of insurance carriers, applicable to its business or affairs or properties or assets, including, without limitation, those relating to environmental protection, water or air pollution, and similar matters.

4.15            Tax Returns. Seller has filed, in accordance with applicable law, all federal, state, county, and local income and franchise tax returns and all real and personal property tax returns that are required to be filed, and the provision for taxes shown on the most recent balance sheet included in the Financial Statements is sufficient to satisfy all taxes of any kind of Seller, including interest and penalties in respect thereof, whether disputed or not, and whether accrued, due, absolute, deferred, contingent, or other for all periods ended on or prior to the date of such balance sheet. As of the date hereof no tax liabilities have been assessed or proposed that remain unpaid, and Seller has not signed any extension agreement with the Internal Revenue Service or any state or local taxing authority. Seller has paid all taxes that have become due pursuant to such returns and has paid all installments of estimated taxes due. All taxes and other assessments and levies that Seller is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable. From the end of its most recent fiscal year to the date hereof Seller has not made any payment of or on account of any federal, state, or local income, franchise, or any real or personal property taxes, except as set forth in Section 4.15 of the Disclosure Schedule. Neither Seller nor Stockholder is aware of any basis upon which any assessment for a material amount of additional federal income taxes could be made. The information shown on the federal income tax returns of Seller heretofore delivered to Purchaser is true, accurate, and complete and fairly presents the information purported to be shown.

4.16            Reserved.

4.17            Trademarks, Licenses, Etc. Section 4.17 of the Disclosure Schedule sets forth all of the trademarks, trade names, service marks, patents, copyrights, registrations, or applications with respect thereto, and licenses or rights under them owned, used, or intended to be acquired or used by Seller, and, to the extent indicated in Section 4.17 of the Disclosure Schedule, they have been duly registered in such offices as are indicated therein. Seller is the sole and exclusive owner of the trademarks, trade names, service marks, and copyrights, the holder of the full record title to the trademark registrations and the sole owner of the inventions covered by the patents and patent applications, all as set forth in Section 4.17 of the Disclosure Schedule; Seller has the sole and exclusive right, to the extent listed in Section 4.17 of the Disclosure Schedule, to use such trademarks, trade names, service marks, patents and copyrights, and, except to the extent set forth in Section 4.17 of the Disclosure Schedule, all of them are free and clear of any mortgages, liens, encumbrances, equities, licenses, claims, and obligations to other persons of whatever kind and character.

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4.18            Insurance Policies. The insurance policies listed and described briefly in Section 4.18 of the Disclosure Schedule constitute all of the policies in force and effect in respect of the business, properties and assets, including, without limitation, insurance on personnel, of Seller. Seller is not in default under any such policy. The insurance policies so listed and identified are sufficient in nature, scope, and amounts to insure adequately (and, in any event, in amounts sufficient to prevent Seller from becoming a co-insurer within the terms of such policies) the business, properties, and assets of Seller. Seller has not been refused insurance by any insurance carrier to which it has applied for insurance.

4.19            Extraordinary Events. From the end of its most recent fiscal year to the date hereof, neither the business nor properties nor condition, financial or other, nor results of operations of Seller have been materially and adversely affected in any way as the result of any fire, explosion, accident, casualty, labor disturbance, requisition, or taking of property by any governmental body or agency, flood, embargo, or Act of God or the public enemy, or cessation, interruption, or diminution of operations, whether or not covered by insurance.

4.20            Adverse Restrictions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not events that of themselves or with the giving of notice or the passage of time or both, could constitute, on the part of Seller, a violation of or conflict with or result in any breach of, or default under the terms, conditions, or provisions of, any judgment, law, or regulation, or of the Certificate of Incorporation or By-Laws of Seller, any agreement or instrument to which Seller is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever on the property or assets of Seller and no such event of itself or with the giving of notice or the passage of time or both will result in the acceleration of the due date of any obligation of Seller.

4.21            Material Information. Neither the Financial Statements nor this Agreement (including the Schedules and Exhibits hereto) nor any certificate or other information or document furnished or to be furnished by either Seller or Stockholder to Purchaser contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

4.22            Products in Warranty. Attached as part of Section 4.22 of the Disclosure Schedule are true and correct copies of Seller's standard warranty agreements used in connection with its business operations. Seller's standard warranty agreements apply to each product in warranty except as otherwise indicated on Section 4.22 of the Disclosure Schedule. Seller is not in violation in any material respect of any such warranty agreement.

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4.23            Certain Transactions. None of the officers, directors, or employees of Seller is presently a party to any transaction with Seller (other than for services as officers, directors, and employees), including, without limitation, any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director, any such employee, any member of a family of any officer, director, or such employee or any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

4.24            No Governmental Authorizations or Approvals Required. No authorization or approval of, or filing with, any governmental agency, authority, or other body will be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.25            Employee Benefit Plans.

Section 4.25 of the Disclosure Schedule contains a true, correct, and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance disability, bonus, vacation pay, severance pay, and other similar plans, programs, or agreements, and every material personnel policy, whether reduced to writing or not, relating to any persons employed by Seller and maintained at any time by Seller or by any other member (hereinafter, "Affiliate") of a controlled group of corporations, group of trades, or businesses under common control or affiliated service group that includes Seller (as defined for purposes of Section 414(b), (c), and (m) of the Code) (collectively, the "Plans"). Seller has made available to Buyer true, correct, and complete copies of all Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract, or other funding instrument, and true, correct, and complete written summaries of those that have not been reduced to writing. For each "defined benefit plan," Seller has made available a copy of the latest annual actuarial report, and for all Plans the latest Forms 5500. Except as set forth on Section 4.25 of the Disclosure Schedule, neither Seller nor any Affiliate has any obligation or other employee benefit plan liability under applicable law; nor has Seller or any Affiliate ever been obligated to contribute to any "multi-employer plan," as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Seller nor any Affiliate has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance that would cause them to incur any such liability. Neither Seller nor any Affiliate has ever maintained a Plan providing health or life insurance benefits to former employees. No plan previously maintained by Seller or its Affiliates that was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of Subtitle C has occurred with respect to any such Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred. For each Plan, Seller and every Affiliate are in compliance with all requirements prescribed by all statutes, regulations, orders, or rules currently in effect, and they have in all respects performed all obligations required to be performed by them. Neither Seller nor any Affiliate, nor any of their directors, officers, employees, or agents, nor any trustee or administrator of any trust created under the Plans, have engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA that could subject Seller or Buyer or their affiliates, directors, or employees or the Plans or the trusts relating thereto or any party dealing with any of the Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Except as set forth on Section 4.25 of the Disclosure Schedule, neither the Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

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Each Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to Buyer; and nothing has occurred since the date of such determination letters that might cause the loss of such qualification or exemption. For each funded Defined Benefit Plan, the present value of the actuarial accrued liability, determined on a plan termination basis, does not exceed the fair market value of the assets held under such Plan, and there is no unpaid contribution for any Plan year ended prior to the Closing Date as required under Section 412 of the Code. For each Plan that is a qualified profit sharing or stock bonus plan, all employer contributions accrued for plan years ending prior to the Closing Date under the Plan terms and applicable law have been made.

Except as set forth on Section 4.25 of the Disclosure Schedule, all of the liabilities with respect to all of the Plans are accurately reflected in Seller's Financial Statements and Seller's Balance Sheet.

4.26            Continuing Representations. The representations and warranties of Seller and Stockholder herein contained (a) relating to non-tax matters shall survive the Closing for a period of one (1) year and (b) relating to tax matters shall survive the Closing for the applicable statute of limitations.

5.            REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF PURCHASER.

5.1            Due Authorization; Effect of Transaction. No provision of Purchaser's Certificate of Incorporation or By-Laws, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Purchaser is a party or by which it is bound, has been, or will be violated by the execution by Purchaser of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms. Purchaser is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Certificate of Incorporation or By-Laws.

5.2            Continuing Representations. The representations and warranties of Purchaser herein contained (a) relating to non-tax matters shall survive the Closing for a period of one (1) year and (b) relating to tax matters shall survive the Closing for the applicable statute of limitations.

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6.            BROKERAGE FEE.

Seller and Purchaser each represent that no broker has been involved in this transaction and each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee, or commission claimed by any party who claims to have been involved because of association with such party; provided that Seller shall (pursuant to an agreement between Seller and Broker) pay all fees owed to the Broker in connection with this transaction.

7.            AMENDMENTS; WAIVERS.

This Agreement constitutes the entire agreement of the parties related to the subject matter of this Agreement, supersedes all prior or contemporary agreements, representations, warranties, covenants, and understandings of the parties. This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent, or discharge is sought.

Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation, or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of such term, condition, or breach of covenant, representation, or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; and no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

8.            ASSIGNMENT; SUCCESSORS AND ASSIGNS.

This Agreement shall not be assignable by any party without the written consent of the others. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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9.            SEVERABILITY.

If any provision or provisions of this Agreement shall be, or shall be found to be, invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

10.            COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.

11.            SECTION AND OTHER HEADINGS.

The headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

12.            NOTICES.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, certified mail, return receipt requested:

(a)            TO SELLER: If to Seller, to:

Clifford J.. Perry

3571 E Sunset Road, Suite 420

Las Vegas. NV 89120

(b)            TO PURCHASER: If to Purchaser, to:

Richard C. Cowan

848 N Rainbow Blvd, Suite 3352

Las Vegas, NV 89107-1103

and/or to such other person(s) and address(es) as either party shall have specified in writing to the other.

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13.            GENDER.

Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

14.            LAW TO GOVERN.

This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of Nevada.

15.            COURTS.

Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in Clark County, Nevada as is provided by law; and the parties consent to the jurisdiction of the court or courts located in Clark County, Nevada and to service of process by registered mail, return receipt requested, or in any other manner provided by law.

16.            ARBITRATION.

If the parties hereto are unable to resolve any dispute with respect to claims arising hereunder within 30 days of written notice of such dispute by one party to the others, such dispute shall be settled by compulsory and binding arbitration by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The parties agree that such arbitration shall be held in Clark County, Nevada.

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IN WITNESS WHEREOF, Seller, Stockholder, and Purchaser have caused this Agreement to be executed as of the date first above written.

Arkadia International, Inc.

By: /s/ Richard C. Cowan

Name: Richard C. Cowan

Title: President

Freedom Leaf, Inc.

By: /s/ Clifford J. Perry

Name: Clifford J. Perry

Title: President

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Schedule 4.9

Leases

Seller entered into a Commercial Office Lease with Global Links Corp (“lessor”), a Nevada Corporation, on October 1, 2014 to rent for approximately 2,800 square feet of usable office space located at 3571 E. Sunset Road, Las Vegas, Nevada. Said lease covers a period of five (5) years starting on October 1, 2014; seller pays approximately $1.28 per usable square foot of office space.

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Schedule 4.11

Employment Arrangements

Employee Name	Full time or part time	State in which they reside	1099 or W-2
Clifford J. Perry	Full time	Nevada	W-2
Felipe F. Menezes	Part time	Nevada	W-2
Patrick J. Rhea	Full time	Nevada	W-2
Carolann Bass	Full time	Nevada	W-2
Davood Azimi	Full time	California	W-2
Ron J. Dennis	Full time	California	W-2
Zenovia D. Countee	Full time	California	W-2
Christopher Goldstein	Part time	New Jersey	W-2
Russell Keith Stroup	Part time	Virginia	1099

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Schedule 4.12

Material Contracts and Arrangements

None.

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Schedule 4.14

Litigation and Compliance with Laws

Seller currently has no pending litigation or legal actions, suits, proceedings or investigations, at law or in equity before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

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Schedule 4.15

Tax Returns

Seller’s tax year ends June 30, 2015, therefore, no return is available at the time of this Merger.

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Schedule 4.16

Reserved

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Schedule 4.17

Trademarks, Licenses, Etc.

Seller’s intellectual property is limited to five (5) domestic trademarks, as listed below.

Trademarks (Domestic)

Freedom Leaf

Hemp Inspired

The Marijuana Legalization Company

CannabizU

Cannabiz

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Schedule 4.18

Insurance Policies

Seller does not have a business liability insurance policy.

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Schedule 4.22

Products in Warranty

Not applicable to Seller.

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Schedule 4.26

Employee Benefit Plans

Seller does not have an employee benefit plan in place at the time of this Merger.

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PLAN OF MERGER

This PLAN OF MERGER, dated this 6th of November 2014 (the "Plan of Merger") by and between Arkadia International, Inc., a Nevada corporation ("Purchaser"), and Freedom Leaf, Inc., a Nevada corporation (the "Company") (Purchaser and the Company are collectively referred to as the "Parties");

W I T N E S S E T H T H A T:

WHEREAS, the Parties hereto desire to enter into an agreement providing for the merger of Company into Purchaser; and

WHEREAS, the authorized capital stock of the Company consists of: one thousand shares of common stock, no par value per share.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

A.            The Merger. At the Effective Time of the Merger (as such term is hereinafter defined), in accordance with the provisions of applicable law and the terms of this Plan of Merger, the Company will be merged with and into Purchaser with Purchaser surviving the Merger as the Surviving Corporation.

B.            Effective Time of the Merger. The Merger shall not become effective until, subject to the terms and conditions of this Plan of Merger, 5:00 PM PST on the day on which this Plan of Merger is filed with the Secretary of State of the State of Nevada and when the following actions shall have in all respects been completed:

1.            This Plan of Merger shall have been approved by the directors and stockholders of each of the Parties in accordance with the requirements of the laws of the states under which each Party is organized; and

2.            Articles or Certificates of Merger (which shall be satisfactory in form to counsel for the Parties) or certified copies of this Plan of Merger shall have been executed and verified and filed in the office of the Secretary of State of the State of Nevada.

The date and time when the Merger shall become effective as aforesaid is herein referred to as "Effective Time of the Merger."

C.            Certificates of Incorporation, By-Laws, Directors, and Officers.

1.            The Certificate of Incorporation of Purchaser as in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation of Purchaser from and after the Effective Time of the Merger until further amended in accordance with the laws of the State of Nevada.

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2.            The By-Laws of Purchaser as in effect immediately prior to the Effective Time of the Merger shall be the By-Laws of Purchaser from and after the Effective Time of the Merger until further amended in accordance with the laws of the State of Nevada, the Certificate of Incorporation and the By-Laws of Purchaser.

3.            The directors and officers of Purchaser from and after the Effective Time of the Merger shall be as set forth below, and each shall hold his respective office or offices from and after the Effective Time of the Merger until his successor shall have been elected and qualified or as otherwise provided in the By-Laws of Purchaser.

Directors

Clifford J Perry

Richard Cowan

Officers

Richard C. Cowan     President & CFO

Clifford J. Perry         Secretary

D.            Manner and Basis of Converting Securities.

1.            At the Effective Time of the Merger of Company with and into Purchaser:

a.            all shares of common stock of the Company that shall be outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, be canceled and converted to the right for each Shareholder of the Company to receive 83,401.2 shares of the common stock, $0.001 par value per share, of Purchaser.

b.            Any shares of common stock of the Company held in the treasury of the Company prior to the Effective Time of the Merger shall be canceled.

2.            From and after the Effective Time of the Merger, the holders of certificates representing shares of common stock of the Company shall cease to have any rights with respect to such certificates.

3.            Each share of the common stock, $0.001 par value per share, of Purchaser issued and outstanding before the Effective Time of the Merger shall remain issued and outstanding and shall not be affected by the Merger.

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E.            Surrender and Exchange of Certificates Representing the Common Stock of the Company. As soon as practicable after the Effective Time of the Merger and after the surrender to Purchaser, at the principal place of business of Purchaser, or such other place as Purchaser may designate, of all certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of the common stock of the Company (the "Closing"), Purchaser shall issue to the person or entity in whose name such certificates shall have been registered the appropriate number of shares of the common stock, $0.001 par value per share, of Purchaser.

F.            Certain Effects of the Merger. The separate existence and the corporate organization of the Company shall cease at the Effective Time of the Merger except insofar as it may be continued by law, and thereupon the Company and Purchaser shall be a single corporation, sometimes hereinafter referred to as the "Surviving Corporation." At the Effective Time of the Merger, the Surviving Corporation shall thereupon and thereafter possess all rights, privileges, powers and franchises, both public and private in nature, and all the property, real, personal and mixed, and all debts due on whatever account, including, subscriptions for shares, and all other things in action or belonging to the Company shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and every other interest shall be thereafter the property of the Surviving Corporation. All rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities, and duties of the Company shall attach to the Surviving Corporation and may be enforced against it to the same extent as if those debts, liabilities, and duties had been incurred or contracted by it.

IN WITNESS WHEREOF, each of the Parties have caused this Plan of Merger to be executed as of the date first written above.

Arkadia International, Inc.

By: /s/ Richard C. Cowan

Richard C. Cowan, President

Freedom Leaf, Inc.

By: /s/ Clifford J. Perry

Clifford J. Perry, President

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